Exhibit 99.2
2nd Quarter 2011 Supplemental Information
Paradise Valley Hospital, San Diego, California
Medical Properties Trust, Inc.
1000 Urban Center Drive, Suite 501
Birmingham, AL 35242
(205) 969-3755
www.medicalpropertiestrust.com
Contact: Charles Lambert, Director of Finance
(205) 397-8897 or clambert@medicalpropertiestrust.com

Table Of Contents

Company Information	1

Reconciliation of Net Income to Funds from Operations	2

Investment and Revenue by Asset Type, Operator, and by State	3

Lease Maturity Schedule	4

Debt Summary	5

Consolidated Balance Sheets	6

Acquisitions for the Six Months Ended June 30, 2011	7
The information in this supplemental information package should be read in conjunction with the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other information filed with the Securities and Exchange Commission. You can access these documents free of charge at www.sec.gov and from the Company’s website at www.medicalpropertiestrust.com. The information contained on the Company’s website is not incorporated by reference into, and should not be considered a part of, this supplemental package.
For more information, please contact Charles Lambert, Finance Director at (205) 397-8897.

Company Information

Headquarters:	Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242 (205) 969-3755 Fax: (205) 969-3756

Website:	www.medicalpropertiestrust.com

Executive Officers:	Edward K. Aldag, Jr.,Chairman, President and Chief Executive Officer
R. Steven Hamner, Executive Vice President and Chief Financial Officer
Emmett E. McLean, Executive Vice President, Chief Operating Officer
Secretary and Treasurer

Investor Relations:	Medical Properties Trust, Inc. 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242 Attn: Charles Lambert (205) 397-8897 clambert@medicalpropertiestrust.com

Reconciliation of Net Income to Funds from Operations
MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES
Reconciliation of Net Income to Funds From Operations
(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010
FFO information
Net income attributable to MPT common stockholders	$2,639,645	$6,223,120	$13,419,251	$3,401,150
Participating securities’ share in earnings	(281,310)	(328,185)	(596,670)	(678,906)

Net income, less participating securities’ share in earning	$2,358,335	$5,894,935	$12,822,581	$2,722,244

Depreciation and amortization
Continuing operations	8,355,023	5,766,003	16,248,279	11,890,895
Discontinued operations	—	330,765	—	1,085,979
Loss (gain) on sale of real estate	—	(6,161,756)	(5,324)	(6,177,825)

Funds from operations	$10,713,358	$5,829,947	$29,065,536	$9,521,293

Acquisition costs	616,081	884,523	2,656,053	949,163
Debt refinancing costs	3,788,998	6,214,211	3,788,998	6,214,211
Executive severance	—	2,830,221	—	2,830,221
Real estate impairment charge	564,005	—	564,005	—
Loan impairment charge	—	—	—	12,000,000
Write-off of other receivables	1,845,968	—	1,845,967	—

Normalized funds from operations	$17,528,410	$15,758,902	$37,920,559	$31,514,888

Share-based compensation	1,823,597	1,433,366	3,661,306	2,963,100
Debt costs amortization	1,011,107	1,259,000	1,998,062	2,736,390
Additional rent received in advance (A)	(300,000)	10,000,000	(600,000)	10,000,000
Straight-line rent revenue	(2,280,189)	176,908	(4,014,863)	(1,674,554)

Adjusted funds from operations	$17,782,925	$28,628,176	$38,965,064	$45,539,824

Per diluted share data
Net income, less participating securities’ share in earning	$0.02	$0.06	$0.12	$0.03
Depreciation and amortization Continuing operations	0.08	0.06	0.14	0.13
Discontinued operations	—	—	—	0.01
Loss (gain) on sale of real estate	—	(0.06)	—	(0.07)

Funds from operations	$0.10	$0.06	$0.26	$0.10

Acquisition costs	0.01	—	0.03	0.01
Debt refinancing costs	0.03	0.06	0.03	0.07
Executive severance	—	0.03	—	0.03
Real estate impairment charge	—	—	—	—
Loan impairment charge	—	—	—	0.14
Write-off of other receivables	0.02	—	0.02	—

Normalized funds from operations	$0.16	$0.15	$0.34	$0.35

Share-based compensation	0.02	0.02	0.03	0.03
Debt costs amortization	—	0.01	0.02	0.03
Additional rent received in advance (A)	—	0.10	—	0.11
Straight-line rent revenue	(0.02)	—	(0.04)	(0.02)

Adjusted funds from operations	$0.16	$0.28	$0.35	$0.50

(A)	Represents additional rent from one tenant in advance of when we can recognize as revenue for accounting purposes.

This additional rent is being recorded to revenue on a straight-line basis over the lease life.
Funds from operations, or FFO, represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate related depreciation and amortization (excluding amortization of loan origination costs) and after adjustments for unconsolidated partnerships and joint ventures. Management considers funds from operations a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, we believe that funds from operations provides a meaningful supplemental indication of our performance. We compute funds from operations in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating funds from operations utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. Funds from operations should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as indicators of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity.
We calculate adjusted funds from operations, or AFFO, by subtracting from or adding to normalized FFO (i) straight-line rent revenue, (ii) non-cash share-based compensation expense, and (iii) amortization of deferred financing costs. AFFO is an operating measurement that we use to analyze our results of operations based on the receipt, rather than the accrual, of our rental revenue and on certain other adjustments. We believe that this is an important measurement because our leases generally have significant contractual escalations of base rents and therefore result in recognition of rental income that is not collected until future periods, and costs that are deferred or are non-cash charges. Our calculation of AFFO may not be comparable to AFFO or similarly titled measures reported by other REITs. AFFO should not be considered as an alternative to net income (calculated pursuant to GAAP) as an indicator of our results of operations or to cash flow from operating activities (calculated pursuant to GAAP) as an indicator of our liquidity.

Investments and Revenue by Asset Type — As of June 30, 2011

	Real Estate	Percentage	Total	Percentage
	Assets	of Total Assets	Revenue	of Total Revenue

General Acute Care Hospitals	$897,244,188	53.5%	$44,236,779	61.3%
Long-Term Acute Care Hospitals	322,561,991	19.2%	17,056,711	23.6%
Medical Office Buildings	15,795,436	0.9%	865,509	1.2%
Rehabilitation Hospitals	182,468,168	10.9%	9,157,040	12.7%
Wellness Centers	15,624,817	0.9%	830,676	1.2%
Net other assets	245,025,587	14.6%	—	—

Total	$1,678,720,187	100.0%	$72,146,715	100.0%

Investments and Revenue by Operator — As of June 30, 2011

	Real Estate	Percentage	Total	Percentage
	Assets	of Total Assets	Revenue	of Total Revenue

Prime Healthcare	$430,112,248	25.6%	$22,522,244	31.2%
Vibra Healthcare, LLC	132,918,169	7.9%	9,119,873	12.6%
HealthSouth Corporation	97,757,589	5.8%	4,655,921	6.5%
RehabCare	83,434,567	5.0%	3,997,842	5.5%
Reliant Healthcare Partners	73,851,400	4.4%	3,806,972	5.3%
14 other operators	615,620,627	36.7%	28,043,863	38.9%
Net other assets	245,025,587	14.6%	—	—

Total	$1,678,720,187	100.0%	$72,146,715	100.0%

Investment and Revenue by State — As of June 30, 2011

	Real Estate	Percentage	Total	Percentage
	Assets	of Total Assets	Revenue	of Total Revenue

California	$455,222,748	27.1%	$24,428,360	33.9%
Texas	346,926,067	20.7%	17,179,077	23.8%
Utah	66,355,303	4.0%	3,300,033	4.6%
Missouri	60,921,029	3.6%	3,103,064	4.3%
New Jersey	58,000,000	3.5%	2,738,889	3.8%
17 other states	446,269,453	26.6%	21,397,292	29.6%
Net other assets	245,025,587	14.5%	—	—

Total	$1,678,720,187	100.0%	$72,146,715	100.0%

Lease Maturity Schedule — As of June 30, 2011

(Dollars in thousands)			Percent of total
Total portfolio (1)	Total leases	Base rent (2)	base rent
2011	2	$3,407	3.0%
2012	3	2,851	2.5%
2013	—	—	—
2014	2	4,731	4.2%
2015	2	3,788	3.4%
2016	1	2,250	2.0%
2017	—	—	—
2018	6	12,603	11.1%
2019	8	12,502	11.0%
2020	2	3,208	2.8%
Thereafter	28	68,144	60.0%

	54	$113,484	100%

(1)	Excludes our River Oaks facility, as it is currently under re-development and not subject to lease and our Florence facility that is under development.

(2)	The most recent monthly base rent annualized. Base rent does not include tenant recoveries, additional rents and other lease-related adjustments to revenue (i.e., straight-line rents and deferred revenues).

Debt Summary as of June 30, 2011

					Amounts Due
Instrument	Rate Type	Rate		Balance	2011	2012	2013	2014	2015	Thereafter
6.875% Notes Due 2021	Fixed	6.88%		$450,000,000	$—	$—	$—	$—	$—	$450,000,000

BB&T Revolver	Variable	1.69%		39,600,000	—	39,600,000	—	—	—	—

2011 Credit Facility Revolver	Variable	—	(1)		—	—	—	—	—	—

2016 Unsecured Notes	Fixed	7.71	%(2)	125,000,000	—	—	—	—	—	125,000,000

2006 Exchangeable Notes	Fixed	6.13%		9,175,000	9,175,000	—	—	—	—	—

2008 Exchangeable Notes	Fixed	9.25	%(3)	82,000,000	—	—	82,000,000	—	—	—

Northland — Mortgage Capital Term Loan	Fixed	6.20%		14,539,729	110,457	231,789	249,384	265,521	282,701	13,399,877

				$720,314,729	$9,285,457	$39,831,789	$82,249,384	$265,521	$282,701	$588,399,877

	Debt Discount			(2,005,877)

				$718,308,852

(1)	Represents a $330 million unsecured revolving credit facility with spreads over LIBOR ranging from 2.60% to 3.40%.

(2)	Represents weighted-average rate for four traunches of the Notes. The Company has entered into two swap agreements that begin in July and October 2011. Beginning July 31, 2011, the Company will pay 5.507% on $65 million of the Notes and beginning October 31, 2011, the Company will pay 5.675% on $60 million of Notes.

(3)	On July 14, the Company completed a tender offer for $69.5 million of the 2013 Exchangeable Notes.

Consolidated Balance Sheets
MEDICAL PROPERTIES TRUST,INC. AND SUBSIDIARIES
Consolidated Balance Sheets

	June 30, 2011	December 31, 2010
	(Unaudited)
Assets
Real estate assets
Land,buildings and improvements, and intangible lease assets	$1,227,250,997	$1,032,369,288
Mortgage loans	165,000,000	165,000,000

Gross investment in real estate assets	1,392,250,997	1,197,369,288
Accumulated depreciation and amortization	(92,342,635)	(76,094,356)

Net investment in real estate assets	1,299,908,362	1,121,274,932

Cash and cash equivalents	227,905,625	98,408,509
Interest and rent receivable	26,676,630	26,175,635
Straight-line rent receivable	32,983,500	28,911,861
Other loans	54,978,453	50,984,904
Other assets	36,267,617	23,057,868

Total Assets	$1,678,720,187	$1,348,813,709

Liabilities and Equity
Liabilities
Debt, net	$718,308,852	$369,969,691
Accounts payable and accrued expenses	46,377,266	35,974,314
Deferred revenue	20,847,300	23,136,926
Lease deposits and other obligations to tenants	24,484,952	20,156,716

Total liabilities	810,018,370	449,237,647
Equity
Preferred stock, $0.001 par value. Authorized 10,000,000 shares; no shares outstanding	—	—
Common stock, $0.001 par value. Authorized 150,000,000 shares; issued and outstanding - 110,571,240 shares at June 30, 2011 and 110,225,052 shares at December 31, 2010	110,571	110,225
Additional paid in capital	1,055,389,297	1,051,785,240
Distributions in excess of net income	(179,930,751)	(148,530,467)
Accumulated other comprehensive income (loss)	(6,709,695)	(3,640,751)
Treasury shares, at cost	(262,343)	(262,343)

Total Medical Properties Trust, Inc. stockholders’ equity	868,597,079	899,461,904

Non-controlling interests	104,738	114,158

Total Equity	868,701,817	899,576,062

Total Liabilities and Equity	$1,678,720,187	$1,348,813,709

Acquisitions for the Six Months Ended June 30, 2011
(Dollars in thousands)

Name	Location	Property Type	Investment
Gilbert Hospital	Gilbert,AZ	General Acute Care	$17,100
Atrium Medical Center	Corinth, TX	LTACH	30,000
Bayonne Medical Center	Bayonne,NJ	General Acute Care	58,000
Alvarado Hospital	San Diego, CA	General Acute Care	70,000
Northland LTACH Hospital	Kansas City, MO	LTACH	19,489

Total Investments			$194,589